Exhibit 99.1

KNIGHT CAPITAL GROUP COMPLETES ACQUISITION OF URBAN FINANCIAL GROUP

Acquisition strengthens Knight’s institutional fixed income MBS desk by establishing a captive pipeline of home equity conversion mortgage-backed securities (HMBS)

JERSEY CITY, N.J. (July 1, 2010) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today announced the completion of the acquisition of Urban Financial Group, Inc., an independent mortgage company and a leading originator of home equity conversion mortgages (HECM), or reverse mortgages, insured by the Federal Housing Administration. Terms of the acquisition were not disclosed.

“Knight has acquired one of the leading originators of reverse mortgages in the U.S. and created an origination-securitization-distribution model in home equity conversion mortgage-backed securities,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Reverse mortgages allow borrowers age 62 and older to convert a portion of home equity into cash and don’t have some of the risks associated with traditional, forward mortgages. Further, HMBS pools are one hundred percent guaranteed by the federal government, unlike conventional private MBS. Considering the relatively low risks, growing demand among institutional investors and Knight’s revenue model, the acquisition makes perfect sense.”

Urban Financial is an originator of direct and brokered residential mortgage loans and an originator of FHA-insured HECMs. Based in Tulsa, Okla., Urban Financial has 109 employees and branch offices in 10 states. The company currently offers or purchases residential mortgage loans in more than 30 states. Urban Financial is an Equal Housing Lender and a member of the National Reverse Mortgage Lenders Association.

In connection with the close of the acquisition, Urban Financial Founder and Chief Executive Officer Bryan W. Hendershot was appointed Managing Director, Head of Mortgage Origination. He will report to Ronak Khichadia, Managing Director, Global Head of ABS/MBS.

About Knight

Knight Capital Group, Inc. (NYSE Euronext: KCG) is a global financial services firm that provides market access and trade execution services across multiple asset classes to buy- and sell-side firms. Knight’s hybrid market model features complementary electronic and voice trade execution services in global equities and fixed income as well as foreign exchange, futures and options. The firm is the leading source of liquidity in U.S. equities by share volume. Knight also offers capital markets services to corporate issuers. Knight is headquartered in Jersey City, NJ with a growing global presence across North America, Europe and the Asia-Pacific region. For more information, please go to www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with changes in market structure, legislative or regulatory rule changes, the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired in the future, by the Company and risks related to the costs and expenses associated with the Company’s exit from the Asset Management business. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter-ended March 31, 2010, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954 or	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com